Exhibit 99.1

Press Release

CONTACT:

Kimball Chapman

Investor Relations

Tel: (813) 313-1840

investorrelations@cott.com

COTT REPORTS SECOND QUARTER 2010 RESULTS

•	Revenue was $425 million compared to $439 million

•	Gross margin as a percentage of sales increased to 17.3% from 16.7%

•	Operating income increased 15%, to $39 million from $34 million

•	Income before taxes of $32.5 million compared to $29.6 million

•	EBITDA was $53.5 million (see accompanying reconciliation of GAAP net income to non-GAAP EBITDA )

(All information in U.S. dollars; all second quarter 2010 comparisons are relative to the second quarter of 2009.)

TORONTO, ON and TAMPA, FL — August 4, 2010 — Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the second quarter ended July 3, 2010. Second quarter 2010 revenue was $425 million compared to $439 million, a decline of 3%, or 4% excluding the impact of foreign exchange. Significant promotional activity by the national brands resulted in lower revenue in North America, partially offset by increased international revenue. Operating income increased 15% to $39 million from $34 million, benefiting from lower costs and strong international performance. Net income and earnings per diluted share were $22 million and $0.28, respectively, compared to $34 million and $0.48, respectively. The decrease in net income and earnings per diluted share was due to higher taxes; Cott recognized an income tax benefit of $5 million in 2009, compared to a tax expense of $9 million in 2010.

“I am pleased with our second quarter results, which were at the upper end of the volume and operating income ranges disclosed in early July,” commented Cott’s Chief Executive Officer, Jerry Fowden. “The much publicized deep discounting of national brands in North America during the quarter obviously hindered our performance. However, despite these challenges we grew total global volume in 8 oz. equivalents, including concentrate sales, by 11%, and maintained filled beverage case volume within 1% of last year, while increasing operating income by 15%,” continued Mr. Fowden.

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SECOND QUARTER 2010 PERFORMANCE SUMMARY

•

Revenue declined 3%, or 4% excluding the impact of foreign exchange. Filled beverage volume growth in the United Kingdom / Europe operating segment (“U.K.”) and Mexico almost fully offset lower volumes in North America (company-wide filled beverage case volume was down 1%), while a 60% increase in Royal Crown International (“RCI”) sales volume drove total global volume in 8 oz. equivalents (including concentrate sales) up 11%.

•

Gross margin as a percentage of sales was 17.3% compared to 16.7%, driven by the ongoing benefit of operational efficiencies and lower cost of goods, including the favorable impact of transactional foreign exchange on commodities.

•

Selling, general and administrative (“SG&A”) expenses declined to $34 million from $35 million. Second quarter 2010 SG&A included $1 million of costs related to the previously-announced acquisition of Cliffstar Corporation.

•	Operating income was $39 million compared to $34 million. Second quarter 2009 operating income included $4 million of restructuring and asset impairment charges.

•	Income tax expense was $9 million compared to a tax benefit of $5 million in 2009.

SECOND QUARTER 2010 OPERATING SEGMENT HIGHLIGHTS

•

North America revenue declined 7%, or 9% excluding the impact of foreign exchange. Filled beverage case volume declined 6% to 147 million cases. The volume decline was primarily attributable to national brand discounting during the quarter. Operating income increased by $4 million to $30 million. Second quarter 2009 operating income included $3 million of asset impairment charges.

•

U.K. revenue increased 2%, or 6% excluding the impact of foreign exchange. Filled beverage case volume increased 7% to 50 million cases. The volume increase was primarily due to the continued growth in energy, sports and isotonic products. Operating income increased to $9 million primarily due to a more favorable sales mix and operational cost savings.

•	Mexico revenues increased 33% to $14 million from $11 million, primarily as a result of new business.

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•	RCI revenue increased 51% to $9 million from $6 million, primarily as a result of increased volume to existing customers. RCI concentrate volumes increased to 92 million cases from 57 million cases.

“Compared to the estimated second quarter 2010 financial results released in early July, our actual second quarter 2010 operating income of $39 million with a 1% filled beverage case volume decline was at the upper end of the estimated ranges. These results continue to show the benefit of our focus on the 4 C’s of customers, costs, capex optimization and cash management,” commented Cott’s Chief Financial Officer, Neal Cravens.

Second Quarter Conference Call

Cott Corporation will host a conference call today, August 4, 2010, at 4:30 p.m. ET, to discuss second quarter results, which can be accessed as follows:

North America: (877) 407-0782

International: (201) 689-8567

A live audio webcast will be available through Cott’s website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

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About Cott Corporation

Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand soft drink company. With approximately 2,800 employees, Cott operates bottling facilities in the United States, Canada, the United Kingdom and Mexico. Cott markets non-alcoholic beverage concentrates in over 50 countries around the world.

Non-GAAP Measures

Cott supplements its reporting of revenue determined in accordance with GAAP by excluding the impact of foreign exchange to separate the impact of currency exchange rate changes from Cott’s results of operations. Additionally, Cott supplements its reporting of earnings before interest, taxes, depreciation & amortization in accordance with GAAP by excluding the impact of certain items to separate the impact of these items from underlying business. Since Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of the performance of Cott’s management and its core business performance. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial operating results and related matters. The forward-looking statements are based on assumptions regarding the timing of receipt of the necessary financing and approvals for the Cliffstar acquisition, the time necessary to satisfy the conditions to the closing of the Cliffstar acquisition, that volume and revenue will be consistent with recent historical trends, that interest rates will remain constant, and, in certain cases, on management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to realize the expected benefits of the Cliffstar acquisition because of integration difficulties and other challenges;

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significant transaction and acquisition-related costs that we will incur in connection with the Cliffstar acquisition; limited financial information on which to evaluate Cott assuming the completion of the Cliffstar acquisition; the effectiveness of Cliffstar’s system of internal control over financial reporting; the substantial indebtedness we must incur to finance the Cliffstar acquisition; risks associated with our Asset Purchase Agreement in connection with the Cliffstar acquisition; Cott’s ability to compete successfully; changes in consumer tastes and preferences for existing products and Cott’s ability to develop and timely launch new products that appeal to such changing consumer tastes and preferences; a loss of or reduction in business with key customers, particularly Wal-Mart; fluctuations in commodity prices and Cott’s ability to pass on increased costs to its customers, and the impact of those increased prices on Cott’s volumes; Cott’s ability to maintain favorable arrangements and relationships with its suppliers; Cott’s ability to manage its operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the pound sterling, the Euro, the Canadian dollar, the Mexican peso and other currencies; Cott’s substantial debt levels and Cott’s ability to service and reduce its debt; Cott’s ability to maintain compliance with the covenants and conditions under its debt agreements; fluctuations in interest rates; credit rating changes; further deterioration of the capital markets; Cott’s ability to fully realize the expected cost savings and/or operating efficiencies from its restructuring activities; any disruption to production at Cott’s beverage concentrates or other manufacturing facilities; Cott’s ability to protect its intellectual property; the impact of regulation and regulatory, investigative and legal actions; the impact of proposed taxes on soda and other sugary drinks; unseasonably cold or wet weather, which could reduce the demand for Cott’s beverages; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; Cott’s ability to recruit, retain, and integrate new management and a new management structure; Cott’s exposure to intangible asset risk; the volatility of Cott’s stock price; Cott’s ability to maintain compliance with the listing requirements of the New York Stock Exchange; Cott’s ability to renew its collective bargaining agreements on satisfactory terms; and disruptions in Cott’s information systems.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott’s Annual Report on Form 10-K for the year ended January 2, 2010 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

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COTT CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars except per share data, U.S. GAAP)

Unaudited

	For the Three Month Ended		For the Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Revenue, net	$424.7	$438.8	$787.6	$805.8
Cost of sales	351.2	365.5	656.9	674.3

Gross profit	73.5	73.3	130.7	131.5

Selling, general and administrative expenses	34.5	35.1	66.9	69.8
(Gain) loss on disposal of property, plant & equipment	(0.1)	0.1	0.1	—
Restructuring and asset impairments
Restructuring	—	0.4	(0.5)	1.6
Asset impairments	—	3.4	—	3.5

Operating income	39.1	34.3	64.2	56.6

Other expense (income), net	0.5	(2.8)	2.3	(2.7)
Interest expense, net	6.1	7.5	12.3	15.1

Income before income taxes	32.5	29.6	49.6	44.2

Income tax expense (benefit)	8.8	(5.4)	13.2	(11.6)

Net income	$23.7	$35.0	$36.4	$55.8

Less: Net income attributable to non-controlling interests	1.4	1.3	2.6	2.2

Net income attributed to Cott Corporation	$22.3	$33.7	$33.8	$53.6

Net income per common share attributed to Cott Corporation
Basic	0.28	0.48	0.42	0.76
Diluted	0.28	0.48	0.42	0.76

Weighted average outstanding shares (thousands) attributed to Cott Corporation
Basic	80,429	70,472	80,401	70,472
Diluted	80,887	70,529	80,861	70,491

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COTT CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share data, U.S. GAAP)

Unaudited

	July 3, 2010	January 2, 2010
ASSETS
Current assets
Cash & cash equivalents	$20.3	$30.9
Accounts receivable, net of allowance of $5.4 ($5.9 as of January 2, 2010)	195.3	152.3
Income taxes recoverable	7.8	20.8
Inventories	115.0	99.7
Prepaid expenses and other assets	14.2	16.8

Total current assets	352.6	320.5

Property, plant and equipment	332.6	343.0
Goodwill	30.3	30.6
Intangibles and other assets	149.3	155.5
Deferred income taxes	6.6	5.4
Other tax receivable	8.6	18.8

Total assets	$880.0	$873.8

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$10.6	$20.2
Current maturities of long-term debt	5.9	17.6
Accounts payable and accrued liabilities	172.7	169.3

Total current liabilities	189.2	207.1

Long-term debt	231.2	233.2
Deferred income taxes	17.9	17.5
Other long-term liabilities	10.6	14.7

Total liabilities	448.9	472.5
Contingencies and Commitments

Equity
Capital stock, no par - 81,410,120 (January 2, 2010 - 81,331,330) shares issued	322.5	322.5
Treasury stock	(3.3)	(4.4)
Additional paid-in-capital	38.7	37.4
Retained earnings	85.6	51.8
Accumulated other comprehensive loss	(27.6)	(21.3)

Total Cott Corporation equity	415.9	386.0
Non-controlling interests	15.2	15.3

Total equity	431.1	401.3

Total liabilities and equity	$880.0	$873.8

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COTT CORPORATION	EXHIBIT 3

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Month Ended		For the Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Operating Activities
Net income	$23.7	$35.0	$36.4	$55.8
Depreciation and amortization	14.9	16.3	30.8	33.3
Amortization of financing fees	0.5	0.3	1.0	0.6
Share-based compensation expense	1.2	0.7	1.7	0.8
Decrease in deferred and other income taxes	—	(8.0)	(0.1)	(13.6)
Other non-cash items	1.1	1.8	4.0	2.4
Lease contract termination payments	(0.9)	(1.0)	(4.8)	(1.9)
Change in accounts receivable	(24.4)	(28.7)	(46.3)	(35.3)
Change in inventories	(4.0)	(2.5)	(16.7)	(5.5)
Change in prepaid expenses and other current assets	1.6	(5.7)	2.4	(3.0)
Change in other assets	(0.6)	(0.3)	(1.1)	(0.2)
Change in accounts payable and accrued liabilities	11.2	28.2	7.8	24.2
Change in income taxes	7.0	1.3	24.4	0.8

Net cash provided by operating activities	31.3	37.4	39.5	58.4

Investing Activities
Additions to property, plant and equipment	(10.5)	(7.7)	(18.1)	(13.6)
Additions to intangibles and other assets	(2.3)	—	(3.4)	—
Proceeds from disposal of property, plant & equipment and intangible and other assets	0.3	0.1	0.4	1.3

Net cash used in investing activities	(12.5)	(7.6)	(21.1)	(12.3)

Financing Activities
Payments of long-term debt	(2.9)	(1.9)	(16.1)	(3.7)
Short-term borrowings, ABL	83.4	286.1	142.0	630.5
Short-term repayments, ABL	(100.8)	(311.3)	(151.6)	(672.6)
Distributions to non-controlling interests	(0.8)	(0.9)	(2.7)	(2.3)
Deferred financing fees	—	—	(0.2)	—
Other financing activities	—	(0.1)	—	(0.2)

Net cash used in financing activities	(21.1)	(28.1)	(28.6)	(48.3)

Effect of exchange rate changes on cash	(0.6)	0.9	(0.4)	0.7

Net increase (decrease) in cash & cash equivalents	(2.9)	2.6	(10.6)	(1.5)

Cash & cash equivalents, beginning of period	23.2	10.6	30.9	14.7

Cash & cash equivalents, end of period	$20.3	$13.2	$20.3	$13.2

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COTT CORPORATION	EXHIBIT 4

SEGMENT INFORMATION

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Month Ended		For the Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Revenue
North America	$300.8	$323.5	$564.0	$612.5
United Kingdom	101.2	99.0	180.9	163.0
Mexico	14.1	10.6	25.9	20.4
RCI	8.6	5.7	16.8	9.9
All Other	—	—	—	—

	$424.7	$438.8	$787.6	$805.8

Operating income (loss)
North America	$30.2	$26.6	$51.1	$52.9
United Kingdom	8.7	8.3	11.7	5.7
Mexico	(2.2)	(1.2)	(4.0)	(3.5)
RCI	2.4	0.6	5.4	1.5
All Other	—	—	—	—

	$39.1	$34.3	$64.2	$56.6

Volume - 8 oz equivalent cases - Total Beverage (including concentrate)
North America	167.5	175.7	319.5	336.5
United Kingdom	53.5	52.7	98.0	92.3
Mexico	10.1	5.6	18.4	11.2
RCI	91.7	57.3	176.0	106.4
All Other	—	—	—	—

	322.8	291.3	611.9	546.4

Volume - 8 oz equivalent cases - Filled Beverage
North America	147.3	157.2	277.9	299.0
United Kingdom	50.3	47.1	89.5	82.8
Mexico	10.1	5.6	18.4	11.2
RCI	0.1	0.1	0.1	0.1
All Other	—	—	—	—

	207.8	210.0	385.9	393.1

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COTT CORPORATION	EXHIBIT 5

Analysis of Revenue by Geographic Region

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended July 3, 2010
(In millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$(14.1)	$(22.7)	$2.2	$3.5	$2.9	$—
Impact of foreign exchange	(3.4)	(6.5)	3.7	(0.6)	—	—

Change excluding foreign exchange	$(17.5)	$(29.2)	$5.9	$2.9	$2.9	$—

Percentage change in revenue	-3.2%	-7.0%	2.2%	33.0%	50.9%	0.0%

Percentage change in revenue excluding foreign exchange	-4.0%	-8.8%	6.2%	25.9%	50.9%	0.0%

	For the Six Months Ended July 3, 2010
(In millions of U.S. dollars)	Cott [1]	North America	United Kingdom	Mexico	RCI	All Other
Change in revenue	$(18.2)	$(48.5)	$17.9	$5.5	$6.9	$—
Impact of foreign exchange	(15.9)	(12.7)	(1.5)	(1.7)	—	—

Change excluding foreign exchange	$(34.1)	$(61.2)	$16.4	$3.8	$6.9	$—

Percentage change in revenue	-2.3%	-7.9%	11.0%	27.0%	69.7%	0.0%

Percentage change in revenue excluding foreign exchange	-4.1%	-9.8%	10.0%	17.2%	69.7%	0.0%

[1]	Cott includes the following operating segments: North America, United Kingdom, Mexico, RCI and All Other

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COTT CORPORATION	EXHIBIT 6

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION (EBITDA)

(in millions of U.S. dollars except per share amounts, U.S. GAAP)

Unaudited

	For the Three Month Ended		For the Six Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009
Net income	$22.3	$33.7	$33.8	$53.6
Interest expense, net	6.1	7.5	12.3	15.1
Income tax expense (benefit)	8.8	(5.4)	13.2	(11.6)
Depreciation and amortization	14.9	16.3	30.8	33.3
Net income attributable to non-controlling interests	1.4	1.3	2.6	2.2

EBITDA	$53.5	$53.4	$92.7	$92.6

Restructuring and asset impairments
Restructuring	—	0.4	(0.5)	1.6
Asset impairments	—	3.4	—	3.5

Adjusted EBITDA	$53.5	$57.2	$92.2	$97.7